EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of MamaMancini’s Holdings, Inc., a Nevada corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K for the fiscal year ended January 31, 2019 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 23, 2019

/s/ Carl Wolf
Carl Wolf
Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to MAMAMANCINI’S HOLDINGS, INC. and will be retained by MAMAMANCINI’S HOLDINGS, INC. and furnished to the Securities and Exchange Commission or its staff upon request.